                                                                      EXHIBIT 11

                     ITC/\DELTACOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                                Three Months Ended September 30,
                                                                               ----------------------------------
                                                                                 1997                     1996
                                                                               --------                ----------
Net loss                                                                       $ (4,358,450)          $  (911,123)
                                                                               ============           ============

Weighted average number of common shares outstanding                             19,123,362            19,126,732
Add-Shares of Common Stock assumed issued upon exercise of
 stock options using the "treasury stock" method                                   2,304,853             2,304,853
                                                                               -------------          ------------
 Number of common and common equivalent shares outstanding                        21,434,215            21,431,585
                                                                               -------------          ------------
Net loss per common share                                                      $      (0.20)          $     (0.04)
                                                                               =============          ============

                                                                                 Nine Months Ended September 30,
                                                                               ----------------------------------
                                                                                 1997                     1996
                                                                               --------                ----------
Loss before extraordinary item                                                  (7,128,954)             (2,576,903)
Extraordinary item -- loss on extinguishment
 of debt (less related income tax benefits of $ 311,057)                          (507,515)                     --
                                                                              -------------            ------------
Net loss                                                                      $ (7,636,469)            $(2,576,903)
                                                                              -------------            ------------

Weighted average number of common shares outstanding                            19,123,362              19,126,732
Add-Shares of Common Stock assumed issued upon exercise of
 stock options using the "treasury stock" method                                 2,304,853               2,304,853
                                                                              -------------            ------------
 Number of common and common equivalent shares outstanding                      21,434,215              21,431,585
                                                                              =============            ============
Net loss per share:
Before extraordinary item                                                     $      (0.34)            $     (0.12)
Extraordinary item                                                                   (0.02)                   0.00
                                                                              -------------            ------------
Net loss per common share                                                     $      (0.36)            $     (0.12)
                                                                              =============            ============